Exhibit 10.22

EXECUTIVE OPTION PLAN – RESIDUAL POOL AWARD
NOTICE OF GRANT

Bowlmor AMF Corp., a Delaware corporation (the “Company”) granted to you the Residual Pool of the Executive Option Plan in the form of an option to purchase shares of the Company’s common stock (the “Option”) under the Company’s 2017 Bowlmor AMF Corp. Stock Incentive Plan (the “Plan”). Capitalized terms not defined in this Grant Notice or the attached Award Agreement shall have the meanings specified for such terms in the Plan.

Award Recipient:	Brett I. Parker
Award Type:	Stock Option
Award Amount:	47,819, subject to reduction as set forth in the attached Award Agreement.
Option Exercise Price:	$102.51
Grant Date:	January 7, 2020
Vesting Period for Option:	As set forth in the attached Award Agreement, the Option will become vested and exercisable as of the date of a Sale of the Company or Triggering IPO, subject to your continued service with the Company or its Subsidiaries as of such date.
Terms and Conditions:

The Option is subject to all the terms and conditions set forth in this Stock Option Award Grant Notice (this “Grant Notice”), in the Award Agreement and in the Plan.

Without a complete review of these documents, you will not have a full understanding of all the material terms of your award.

The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless there is an effective registration statement under such Act or such disposition is exempt from the registration. In addition, any such disposition shall be subject to the terms of the applicable Stockholders’ Agreement dated as of June 6, 2017 (as amended from time to time) a copy of which is on file in the Company’s offices. By acceptance of this Grant Notice, the holder accepts such provisions of the Stockholders’ Agreement.

EXECUTIVE OPTION PLAN – RESIDUAL POOL AWARD AGREEMENT

(Under the 2017 Bowlmor AMF Corp. Stock Incentive Plan)

THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of January 7, 2020 between Bowlmor AMF Corp., a Delaware corporation (the “Company”), and Brett I. Parker (the “Participant”).

The Company and the Participant wish to agree to the treatment of unallocated awards under the 2017 Bowlmor AMF Corp. Stock Incentive Plan (the “Plan”) as set forth in Section 1 of this Award Agreement.

The Company hereby grants to the Participant an option to purchase certain Common Shares on the terms and conditions as set forth in this Award Agreement and subject to the terms of the Plan (the “Option”). The Option is a Nonqualified Option. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1. Date of Grant; Exercise Price; Number of Common Shares. The Executive Option Plan – Residual Pool Award Notice of Grant (the “Grant Notice”) attached hereto sets forth the date of grant of the Option (the “Grant Date”) and the per share exercise price (the “Exercise Price”) applicable to the Option. The Grant Notice sets forth the number of Common Shares which are the subject of the Option as of the Grant Date, provided that the number of Common Shares subject to the Option shall be automatically reduced as of the issuance of Awards (the “Additional Awards”) under the Plan to other Eligible Individuals (as determined by the Committee in consultation with the CEO) with such reduction to be a number of Common Shares that represents 25% of each Common Share underlying an Additional Award (the Common Shares subject to the Option at any time, the “Option Shares”). Any fractional shares resulting from the foregoing reduction shall be eliminated at the time of exercise of the Option. The Exercise Price is at least the fair market value of a Common Share as of the Grant Date.

SECTION 2. Term. The Option shall not be exercisable to any extent after the twelfth (12th) anniversary of the Grant Date.

SECTION 3. Tag-Along Rights. The parties acknowledge and agree that, for purposes of the Stockholders’ Agreement, following the exercise of the Option in accordance with Sections 4 and 5 below, each of the Option Shares acquired and held by the Participant shall be treated as an Equity Interest, subject to the Tag-Along Right held by the Participant as set forth in Section 4.5(c) of the Stockholders’ Agreement, and the terms and conditions of such Tag-Along Right as set forth in Section 4.5 of the Stockholders’ Agreement; provided, however, it being understood that, for the purpose of the Tag-Along Right, as it applies to the Option Shares, Section 4.5 of the Stockholders’ Agreement shall apply to the Option Shares without regard to whether the Shannon Stockholder is a Significant Stockholder. For purposes of this Section 3, capitalized terms not otherwise defined herein or in the Plan have the meanings set forth in the Stockholders’ Agreement.

SECTION 4. Vesting.

(a) Subject to the terms and conditions of this Award Agreement, the Option will become fully vested and exercisable as of the date of a Sale of the Company (as defined below) or Triggering IPO (as defined below), subject to the Participant’s continued service with the Company or its Subsidiaries as of the date of the Sale of the Company or Triggering IPO.

(b) For the purposes of this Award Agreement, the terms below shall have the meaning designated:

(i) “Atairos Investors” include A-B Parent LLC, a Delaware limited liability company and the Atairos Entities, their Affiliates and their Permitted Transferees.

(ii) “Atairos Cumulative Interest” means the greatest amount of the Atairos Investors’ collective interest, direct or indirect, in the Company acquired at any time prior to a Sale of the Company.

(iii) “Initial Investors” include (i) the Atairos Investors, (ii) Cobalt Recreation LLC, a Delaware limited liability company, (iii) Thomas F. Shannon and (iv) Atairos Group, Inc., a Cayman Islands exempted company.

(iv) “Initial Investors Cumulative Interest” means the greatest amount of the Initial Investors’ collective interest, direct or indirect, in the Company acquired at any time prior to a Sale of the Company or Triggering IPO, as the case may be.

(v) “Sale of the Company” means (1) a negotiated sale of interests in the Company pursuant to a stock sale, exchange or similar transaction (other than a Triggering IPO) or a merger of the Company into another company, provided that any such transaction results in either (x) the Initial Investors having divested 50% or more of each of their relative portions of the Initial Investors Cumulative Interest to one or more parties all of whom are not affiliates of the Initial Investors or (y) the Atairos Investors having divested 77% or more of the Atairos Cumulative Interest to one or more parties all of whom are not affiliates of the Initial Investors; or (2) a sale of all or substantially all of the assets of the business conducted by the Company and its Subsidiaries to one or more parties, other than parties that the Initial Investors control or in which the Initial Investors own a majority interest.

(vi) “Triggering IPO” means an underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act of 1933 (as amended), other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, in which the Initial Investors are secondary sellers and after which each of the Initial Investors will have divested 15% or more of each of their relative portions of the Initial Investors Cumulative Interest.

(c) All determinations and measurements required to compute the Atairos Cumulative Interest or the Initial Investors Cumulative Interest or other amounts under this Award Agreement, and to determine whether any transaction constitutes a Sale of the Company or Triggering IPO, shall be made by the Board in its reasonable good faith judgment and shall be final and binding on all parties for all purposes under this Award Agreement.

SECTION 5. Exercise.

(a) Exercise of the Option, in whole or in part, shall be by delivery of a notice to the Company as provided in Section 13 which specifies the number of Option Shares being purchased.

(b) Payment of the Exercise Price may, at the Participant’s election, be made by the Company withholding from the person providing the notice described in Section 5(a) a net number of Option Shares having an aggregate Fair Market Value equal to the Exercise Price as of the date of the exercise.

(c) The Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign withholding taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Award Agreement. Payment of the withholding taxes or Participant’s other tax obligations arising from the exercise of the Option (the “Applicable Taxes”) may, at the Participant’s election, be made by the Company withholding upon the exercise of the Option a net number of Option Shares having an aggregate Fair Market Value equal to the Applicable Taxes as of the date of the exercise.

(d) Notwithstanding the foregoing, if, upon any exercise of the Option (x) the Common Shares are listed and traded on a national U.S. retail securities exchange and the Option Shares are covered by an effective registration statement under the Securities Act and an appropriate listing application, (y) a broker-assisted cashless exercise procedure is freely available to the Participant and (z) there is no legal or contractual impediment to the Participant’s use of the broker-assisted cashless exercise procedure, Section 5(a) shall not apply with respect to the exercise of the Option and instead the person exercising the Option will be required to fund the Exercise Price and Applicable Taxes with cash and/or through effecting a broker-assisted cashless exercise.

(e) Promptly after receipt of the notice described in Section 5(a) and payment of the Exercise Price and associated withholding taxes described in Section 5(a), the Company shall deliver to the person exercising the Option a certificate, or other indication of ownership, for the number of Option Shares purchased. Option Shares to be issued upon the exercise of the Option may be either authorized and unissued Common Shares or Common Shares which have been reacquired by the Company.

SECTION 6. Change of Control. In the event of a Change of Control (as defined in the Plan), the Committee shall not be able to take the actions described in Sections 7.01(a), (c), (d), or (e) of the Plan with respect to the Option, in each case, without the consent of the Chief Executive Officer. However, for the avoidance of doubt, the Committee shall have full discretion, subject to any applicable regulatory approvals, to take whatever actions that it deems necessary or appropriate to accomplish the action described in Section 7.01(b) of the Plan and the terms of the Stockholders’ Agreement with respect to the Option and the underlying Option Shares.

SECTION 7. Termination of Employment or Service. In the event of a termination of the Participant’s employment or service with the Company or any of its Subsidiaries prior to the Exercise Date for any reason (including a termination by the Company or Participant for any reason or as a result of the death or disability of the Participant), the Option shall be deemed immediately forfeited and canceled in its entirety upon such termination of employment or service without any payment or consideration being due from the Company.

SECTION 8. Representations. The Participant represents and warrants that:

(a) The Participant is an executive officer of the Company and is qualified to purchase the Option Shares because he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment.

(b) Any Option Shares will be for the Participant’s own account for investment and not with any view to the distribution thereof, and the Participant will not sell, assign, transfer or otherwise dispose of any of the Option Shares, or any interest therein, in violation of the Securities Act or any applicable state securities law.

(c) The Participant understands that (i) the Option Shares will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless they are registered or sold or otherwise disposed of in a transaction that is exempt from such registration; and (ii) the certificates representing such Option Shares will bear appropriate legends restricting the transferability thereof.

(d) The Participant understands that the Company Group will rely upon the completeness and accuracy of these representations in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such representations are accurate and complete. The Participant will notify the Company immediately of any changes in any of such information occurring during the term of the Option.

SECTION 9. Restrictive Covenants.

(a) As a condition precedent to receiving the Option granted pursuant to this Award Agreement, the Participant hereby reaffirms the Participant’s agreement to the restrictive covenants set forth in the Employment Agreement and the Stockholders’ Agreement.

(b) It is acknowledged and agreed that any material breach by the Participant of any of the applicable restrictive covenants described in Section 9(a) (relating to confidentiality, noncompetition, non-hire, non-solicitation obligations or other obligations described therein and subject to all applicable notice and cure provisions in the relevant agreements) will be a

“Restrictive Covenant Breach” for the purpose of the Stockholders’ Agreement.

SECTION 10. Integration of Stockholders’ Agreement and Award Terms; Spousal Consent. In consideration of, and as a condition to, the effectiveness of the Option, to the extent that the Participant is not already a Stockholder (as defined in the Stockholders’ Agreement), the Participant must execute and deliver to the Company an instrument or instruments substantially in the form of Exhibit A hereto confirming that the Participant has agreed to be bound as a “Stockholder” and “Management Stockholder” by the terms of the Stockholders’ Agreement. For the avoidance of doubt, the Participant shall have no rights as a Stockholder and Management Stockholder under the Stockholders’ Agreement during any period that the Participant is not the record owner of Option Shares, but shall be subject to the call rights under Section 4.9 of the Stockholders’ Agreement. The Participant agrees to cause any current or future spouse of his or hers to deliver to the Company a consent in the form of the consent set forth in Exhibit B hereto validly executed by such spouse on the date hereof or promptly after any such person becomes his or her spouse, as applicable.

SECTION 11. Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of such state. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.

SECTION 12. Interpretation. The Participant accepts the Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and/or this Award Agreement. The Participant acknowledges receiving a copy of the Plan.

SECTION 13. Notices. Any notice under this Award Agreement shall be (a) if in writing, effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Participant at his or her last known address on the books of the Company or, in the case of the Company, at the address set forth below, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 13, or (b) if delivered by electronic email transmission, effective on the day on which such electronic email transmission was sent; provided, that no rejection notice is received.

c/o Bowlmor AMF Corp.
222 West 44th Street
New York, NY 10036

Attention: Brett Parker,
Chief Financial Officer

Email: bparker@bowlmor.com

With a copy to:

Davis Polk & Wardwell
450 Lexington Avenue

New York, New York 10017
Attention: William J. Chudd

SECTION 14. Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

SECTION 15. Assignment. The Company may, without the consent of the Participant, assign this Award Agreement (or any of its rights or interests under this Award Agreement) to any successor to all or substantially all of the assets or business of the Company in which case references to the Company under this Award Agreement shall be deemed to be references to such successor.

SECTION 16. Severability. If any provision of this Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Award Agreement shall be construed and enforced as if such provisions had not been included; provided, however, that if the Company’s call rights set forth in the Stockholders’ Agreement or other agreement shall be held invalid or unenforceable, the Option granted under this Award Agreement shall be cancelled and terminated.

SECTION 17. Complete Agreement. This Award Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

SECTION 18. Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Award Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Award Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

BOWLMOR AMF CORP.

By:
	Name:	Thomas F. Shannon
	Title:	Chief Executive Officer

PARTICIPANT

By:
	Name:	Brett I. Parker

[Signature Page for Residual Pool – Parker – Option Award Agreement]

EXHIBIT A

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement by and among (i) the Company, (ii) A-B Parent LLC, a Delaware limited liability company, (iii) Cobalt Recreation LLC, a Delaware limited liability company, (iv) Thomas F. Shannon and (v) Atairos Group, Inc., a Cayman Islands exempted company, dated as of June 6, 2017, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” and “Management Stockholder” thereunder as if it had executed the Stockholders’ Agreement and that the Option granted to the Joining Party under the Grant Notice and Award Agreement to which this Joinder Agreement is appended constitute “Equity Interests” subject to the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

To the extent that the Joining Party has previously executed or subsequently executes the Stockholders’ Agreement or an additional joinder agreement to the Stockholders’ Agreement, this Joinder Agreement shall nevertheless be given independent force and effect as a supplemental affirmation of the Joining Party’s agreement to the terms of the Stockholders’ Agreement in relation to the Joining Party’s receipt of the Option granted under the Grant Notice and Award Agreement to which this Joinder Agreement is appended and any and all other Equity Interests acquired by the Joining Party.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

By:
Name: Brett I. Parker

Address for Notices:

[Signature Page for Residual Pool – Parker – Joinder Agreement]

EXHIBIT B

CONSENT OF SPOUSE

The undersigned spouse of Participant who is the signatory to the foregoing Award Agreement has read and hereby approves the terms and conditions of the Plan and this Award Agreement. In consideration of the Company’s granting his or her spouse the Option as set forth in the Plan and this Award Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Award Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Award Agreement.

[Signature page follows]

B-1

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date written below.

Date:

Spouse of Brett I. Parker

[Signature Page for Residual Pool – Parker – Consent of Spouse]